                                                                   Exhibit 10.52


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), dated as of September 1, 2002, is by and between GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation (the "Corporation") and GUALBERTO RUANO ("Executive").

         WHEREAS, the Corporation and Executive have entered into that certain Employment Agreement, dated as of August 24, 1998 (the "Employment Agreement"); and

         WHEREAS, the Corporation and Executive wish to amend the Employment Agreement in the manner set forth in this Amendment.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein but not defined in this Amendment shall have the meaning given to such terms in the Employment Agreement.

         2. Paragraph 1 of the Employment Agreement is hereby amended to read as follows:

                  "1. EMPLOYMENT. The Corporation hereby continues the employment of Executive in the capacity of Vice Chairman of the Board and Chief Scientific Officer (collectively, the "CSO") of the Corporation during the term of this Agreement, and Executive hereby accepts such continued employment, on the terms and conditions hereinafter set forth. Executive represents that his employment by the Corporation pursuant to this Agreement does not violate any agreement, covenant or obligation to which he is a party or by which he is bound."

         3. Paragraph 2 of the Employment Agreement is hereby amended to read as follows:

                  "2. DUTIES. During the term of this Agreement, Executive shall perform all duties, consistent with his position as CSO, assigned or delegated to him by the Board of Directors of the Corporation (the "Board") and normally associated with the position of CSO, and he shall devote his full business time and best efforts to the advancement of the interests and business of the Corporation. With regard to Employee's position as Chief Scientific Officer, by way of example, and not by way of limitation, Employee shall, in such capacity, have responsibility for the scientific strategy and policy of the Corporation. The Corporation will use its best efforts to cause Executive to continue to be elected a member of the Board throughout the Employment Term. The Corporation shall provide and maintain an office located in New Haven, Connecticut, from where Executive may perform his duties."

         4. Paragraph 4.a. of the Employment Agreement is hereby amended to read as follows:

                  "a. BASE SALARY. The Corporation shall pay Executive a Base Salary, payable in equal installments at such payment intervals as are the usual custom of the Corporation, but not less often than monthly, at an annual rate of $329,600, less such deductions or amounts to be withheld as shall be required by applicable law (the "Base Salary"). The Base Salary shall be reviewed annually by the Board in the third quarter of each fiscal year of the Corporation (commencing with the fiscal year ending December 31, 1999) and shall be increased (effective as of September 1 in such fiscal year) by such amount, if any, as the Board, in its sole discretion, shall determine. Neither the Corporation nor the Board may reduce the Base Salary as so increased."

         5. Paragraph 4.c. (v) of the Employment Agreement is hereby amended to read as follows:

                  "(v) Throughout the Employment Term, the Corporation, at its expense, shall furnish an automobile to Executive (owned or leased by the Corporation) commensurate with his position as CSO and shall reimburse Executive for reasonable maintenance, operating and insurance expenses incurred in the use of such automobile in connection with business activities conducted on behalf of the Corporation."

         6. Paragraph 4.d. of the Employment Agreement is hereby amended to read as follows:

                  "d. SEVERANCE BENEFIT. If the Employment Term expires as a result of the Corporation delivering a Non-Extension Notice to Executive, then upon the expiration of the Employment Term, the Corporation shall be obligated to pay Executive the applicable amounts specified in Section 12.a. unless such Notice is delivered by the Corporation within twelve (12) months following a Change of Control (as hereinafter defined), in which event the Corporation shall be obligated to pay Executive the applicable amounts specified in Section 12.b. If Executive delivers to the Corporation a Non-Extension Notice at least 120 days prior to the expiration of the Initial Term, such Non-Extension Notice shall be considered to have been delivered by the Corporation prior to a Change of Control."

         7. Paragraph 11.e. of the Employment Agreement is hereby amended to read as follows:

                  "e. Executive may, at his option, upon thirty (30) days written notice to the Corporation, terminate his employment hereunder, if the Corporation, without Executive's express written consent, demotes him to a position and/or assigns him duties inconsistent with the position and/or duties described in Sections 1 or 2. Upon any termination by Executive under this Section 11.e., the Corporation shall be obligated to pay Executive the applicable amounts specified in
         Section 12.a.; provided that if a Change of Control (as hereinafter defined) has occurred within the preceding 12 months, then the Corporation shall be obligated to pay the amounts specified in Section 12.b. rather than the amounts specified in Section 12.a. Prior to the expiration of the Initial Term, Executive may, at his option, upon thirty (30) days written notice to the

         Corporation, terminate his employment hereunder and such termination shall be deemed a termination by Executive pursuant to this Section 11.e. prior to a Change of Control. In the event the Corporation terminates Executive's employment For Cause under Sections 11.c.(i) or 11.c.(iii) prior to the expiration of the Initial Term, such termination shall be deemed to be a termination by Executive pursuant to this Section 11.e. prior to a Change of Control."

         8. Paragraph 11.h. of the Employment Agreement is hereby amended to read as follows:

                  "h. For purposes of this Agreement, the term "Good Reason" means, during the twelve (12) month period following a Change of Control, without Executive's express written consent, the occurrence of any of the following circumstances:

                  (i) the assignment to Executive of any duties inconsistent (except in the nature of a promotion) with the titles and positions in the Corporation (including, without limitation, titles and positions as a Director of the Corporation) that he held immediately prior to the Change of Control or substantial adverse alteration in the nature or status of his position or responsibilities or the conditions of his employment from those in effect immediately prior to the Change of Control;

                  (ii) a reduction by the Corporation in Executive's annual Base Salary as in effect on the date hereof, as the same may be increased from time to time; or

                  (iii) the failure by the Corporation to continue in effect any material compensation or benefit plan in which Executive participates immediately prior to the Change of Control unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Corporation to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of his participation relative to other participants, than existed immediately prior to the Change of Control."

         9. ENTIRE AGREEMENT. The Employment Agreement, as amended by this Amendment, contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous contracts, agreements, understandings and/or negotiations, whether oral or written.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have made this First Amendment effective as of the day and year first above written.



                                  CORPORATION:

                                  GENAISSANCE PHARMACEUTICALS, INC.


                                  By: /s/ Kevin L. Rakin
                                      -----------------------------------------
                                  Name: Kevin L. Rakin
                                  Its President and Chief Executive Officer


                                   EXECUTIVE:


                                   /s/ Gualberto Ruano
                                   --------------------------------------------
                                   Gualberto Ruano